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                                                                    Exhibit 23.1


                              ARTHUR ANDERSEN LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Abington Bancorp, Inc:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 16, 1998 (and, with respect to other information, February 24, 1998) included in this Form 10-K, into Abington Bancorp, Inc.'s previously filed Registration Statement on Form S-3, File No. 333-20915, Registration Statement on Form S-8, File No. 333-20961 and Registration Statement on Form S-8, File No. 333-34987. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.








                                        ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 25, 1998